SECURITIES AND EXCHANGE COMMISSION
Washington, DC

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2006

BPC HOLDING CORPORATION   BERRY PLASTICS CORPORATION
(Exact name of Registrant as specified in its charter)   (Exact name of Registrant as specified in its charter)

Delaware        Delaware
(State of Incorporation)      (State of Incorporation)

033-75706       033-75706
(Commission File Numbers)

35-1814673       35-1813706
(I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)

101 Oakley Street
Evansville, Indiana      47710
(Address of principal executive offices)      (Zip Code)

(812) 424-2904
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Fourth Supplemental Indenture

On September 6, 2006, Berry Plastics Corporation announced the pricing terms of its previously announced tender offer and consent solicitation (the “Offer”) for any and all of its outstanding $335,000,000 aggregate principal amount of 10.75% Senior Subordinated Notes due 2012 (CUSIP No. 085790AJ2) (the “Old Notes”) pursuant to the Offer to Purchase and Consent Solicitation Statement dated July 25, 2006, as extended on August 7, 2006. Upon the expiration of the consent solicitation at 5:00 p.m., New York City time, on September 5, 2006, Berry Plastics Corporation had received tenders and related consents from the holders of $335,000,000 in aggregate principal amount of the Old Notes, representing 100% of the total outstanding principal amount of the Old Notes. Also on September 5, 2005, the expiration date for the tender offer was extended from 12:00 midnight, New York City time, on September 19, 2006, to 12:00 midnight on September 20, 2006.

On September 5, 2006, Berry Plastics Corporation, the guarantors named therein and U.S. Bank Trust National Association executed a supplemental indenture (the “Fourth Supplemental Indenture”) to the indenture, dated July 22, 2002 (as amended, supplemented, waived or otherwise modified, the “Indenture”), among Berry Plastics Corporation, the guarantors named therein and the Trustee. The Fourth Supplemental Indenture amends the Indenture to eliminate or make less restrictive substantially all of the restrictive covenants and events of default and certain related provisions contained in the Indenture. The amendments of the Indenture will become effective upon acceptance by Berry Plastics Corporation of the Old Notes tendered for purchase. A copy of the Fourth Supplemental Indenture is attached to this current report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. The description of the material terms of the Fourth Supplemental Indenture is qualified in its entirety by reference to such exhibit.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure provided by Berry Plastics Corporation pursuant to Item 1.01 above is incorporated into this Item 3.03 by reference.

Item 7.01. Regulation FD Disclosure

On September 5, 2006, BPC Holding Corporation commenced an offering of $750 million in aggregate principal amount of Second Priority Senior Secured Fixed and Floating Rate Notes due 2014 (the “New Notes”). The offering is subject to market and other conditions. The New Notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933. The New Notes will not be registered under the Securities Act. Unless so registered, the New Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

BPC Holding Corporation is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1, which information is incorporated by reference herein. This information, which has not been previously reported, is excerpted from a Preliminary Offering Memorandum that is being disseminated in connection with the offering described above.

This information, including Exhibit 99.1 shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On September 6, 2006, Berry Plastics Corporation issued a press release announcing the early results and the pricing terms in connection with its tender offer and consent solicitation for its 10.75% Senior Subordinated Notes Due 2012, the extension of the expiration date of the tender offer, and the execution of the Fourth Supplemental Indenture. A copy of this press release is attached to this current report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	The exhibits listed below and in the accompanying Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit	Description
4.1
Fourth Supplemental Indenture, dated as September 5, 2006, to the Indenture dated July 22, 2002 as amended, among Berry Plastics Corporation, the note guarantors party thereto and U.S. Bank Trust National Association, as Trustee.

99.1	Excerpts from Preliminary Offering Memorandum.
99.2	Press release dated September 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2006

BPC HOLDING CORPORATION BERRY PLASTICS CORPORATION

By:	/s/ James M. Kratochvil
Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the entities listed above

EXHIBIT INDEX
Exhibit	Description
4.1
Fourth Supplemental Indenture, dated as September 5, 2006, to the Indenture dated July 22, 2002 as amended, among Berry Plastics Corporation, the note guarantors party thereto and U.S. Bank Trust National Association, as Trustee.

99.1	Excerpts from Preliminary Offering Memorandum.
99.2	Press release dated September 6, 2006.